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                                                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in the Current Report on Form 8-K/A (Amendment No. 1 to Form 8-K dated March 17, 1998), filed April 3, 1998 with the Securities and Exchange Commission by Apartment Investment and Management Company (AIMCO), of our report dated January 30, 1998 (except for Note 19, as to which the date is March 5, 1998), with respect to the consolidated financial statements and schedule of Ambassador Apartments, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997. We further consent to the incorporation by reference of such report in AIMCO's Registration Statements on Form S-3 (No. 333-26415, No. 333-828, No. 333-4542, No. 333-4546, No. 333-8997, No. 333-17431, No.
333-20755, No. 333-36531, and No. 333-36537) and AIMCO's Registration
Statements on Form S-8 (No. 333-4550, No. 333-4548, No. 333-14481, No.
333-36803, and No. 333-41719), all filed with the Securities and Exchange Commission.

                                     /s/ ERNST & YOUNG LLP


Chicago, Illinois
April 3, 1998